SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2002

INDYMAC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08972	95-3983415

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Lake Avenue, Pasadena, California 91101

(Address, including zip code, of principal executive office)

(800) 669-2300

(Registrant’s telephone number, including area code)

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURE
EXHIBIT 99.1

Item 5. Other Events.

Cancellation of Chief Executive Officer Stock Option

As previously reported, IndyMac Bancorp, Inc. (“IndyMac Bancorp”) recently entered into a five-year employment agreement (“Employment Agreement”) with its Chief Executive Officer, Michael W. Perry. The Management Development and Compensation Committee of the Board of Directors and the full Board of Directors, which retained the services of outside compensation and legal consultants in connection with the negotiation of the Employment Agreement, approved the terms of the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Perry was granted ten-year options to purchase 1,500,000 shares of IndyMac Bancorp common stock at an exercise price equal to the fair market value of IndyMac Bancorp’s common stock on the grant date. One of the options, to purchase 1,000,000 shares of IndyMac Bancorp common stock, vests in five equal installments commencing May 1, 2003 and thereafter on December 31, 2003, 2004, 2005 and 2006, and the other option, to purchase 500,000 shares of IndyMac Bancorp common stock, was to vest on May 1, 2009 (the seventh anniversary of the date of grant), or in increments upon the earlier attainment of specified share price levels for IndyMac Bancorp common stock.

Without any encouragement from the IndyMac Bancorp Board of Directors and solely upon his own initiative, Mr. Perry has asked the Management Development and Compensation Committee of the Board of Directors to cancel the option to purchase 500,000 shares of IndyMac Bancorp common stock, and Mr. Perry and IndyMac Bancorp have entered into an Option Cancellation Agreement, dated August 8, 2002, a copy of which is filed as Exhibit 99.1 hereto. The shares underlying the cancelled option will be available for grants of options or other stock awards to other officers and employees in the future. Neither the Employment Agreement nor the Option Cancellation Agreement provide for any additional stock option grants or any compensation in lieu of the cancelled option.

“In light of the convergence of many issues impacting the equity markets today centered on stock options and CEO compensation, I believe it may prove to be difficult in the future to obtain stockholder approval for new stock incentive plans. Our stockholders approved IndyMac Bancorp’s new stock incentive plan at our annual meeting earlier this year and by doing so effectively approved my Employment Agreement. As stated in our proxy statement for the annual meeting, without approval of the new stock incentive plan IndyMac Bancorp would have been unable to satisfy the option grant requirements of my new Employment Agreement. I am very appreciative of the stockholder support we received in that process. However, I believe the right thing to do at this time is to return one-third of the options granted to me pursuant to the Employment Agreement so that the underlying shares may be utilized in the future for option grants to the dedicated and hard working employees of IndyMac Bancorp and its subsidiaries,” commented Mr. Perry.

Item 7. Exhibits.

Exhibit 99.1	Option Cancellation Agreement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC. (Registrant)
By:	/s/ Richard L. Sommers

Richard L. Sommers Executive Vice President and General Counsel

Date: August 8, 2002